AMENDMENT NO. 5

TO

CREDIT AGREEMENT

This AMENDMENT NO. 5 to CREDIT AGREEMENT, dated as of December 15, 2006 (this “Amendment”), is entered into among NALCO HOLDINGS LLC, a Delaware limited liability company (“Holdings”), NALCO COMPANY, a Delaware corporation (the “U.S. Borrower”) and CITICORP NORTH AMERICA, INC., a Delaware corporation, in its capacity as administrative agent for the Lenders and as agent for the Secured Parties (in such capacity, the “Administrative Agent”), and amends the Credit Agreement dated as of November 4, 2003 (as amended to the date hereof and as the same may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) entered into among Holdings, the U.S. Borrower, the institutions from time to time party thereto as Lenders (the “Lenders”), the Administrative Agent, Bank of America, N.A., as Documentation Agent, and Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Goldman Sachs Credit Partners L.P. and UBS Securities LLC, as Co-Syndication Agents and Citigroup Global Markets Inc. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, the U.S. Borrower has requested that the Lenders amend the Credit Agreement to effect the changes described below;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby agree as follows:

Section 1.	Amendments to the Credit Agreement
(a)	The following definitions are added to Section 1.01 of the Credit Agreement:

“Amendment No. 3 Effective Date” means October 19, 2005, the date of effectiveness of Amendment No. 3 to this Agreement in accordance with the terms thereof.

“Amendment No. 5 Effective Date” means December 15, 2006, the date of effectiveness of Amendment No. 5 to this Agreement in accordance with the terms thereof.

“Cumulative Restricted Payment Amount” means, at any date, the excess of (i) the sum of (A) 50% of the Consolidated Net Income (as defined in the Senior Note Indenture as in effect on the Amendment No. 5 Effective Date for the purposes of this definition) of Holdings for the period from October 3, 2003, through the end of the most recently completed fiscal quarter for which financial statements have been delivered pursuant to Section 5.04, taken as one accounting period, plus (B) the net proceeds from the issuance or sale by Holdings of any Equity Interests during the period from October 3, 2003, through such date (other than (x) Equity Interests that would be excluded from the calculation set forth in Section 4.04(3)(B) of the Senior Notes Indenture as in effect on the Amendment No. 5 Effective Date and (y) any proceeds received as a result of the exercise of the Cure Right), minus (ii) the aggregate amount of all Investments made pursuant to Section 6.04(n) since the Closing Date.”

“NDC” shall have the meaning assigned to such term in Section 6.04(x).

“Newco LLC” shall have the meaning assigned to such term in Section 6.04(v)(ii).

“NUH” shall have the meaning assigned to such term in Section 6.04(v)(i).

“NWWH” shall have the meaning assigned to such term in Section 6.04(v)(ii).

(b)     Section 6.04(v) of the Credit Agreement is hereby amended to read in its entirety as follows:

“(v)     Investments as a result of:

(i)    the U.S. Borrower contributing (directly or indirectly) all of the Equity Interests owned by the U.S. Borrower on the Amendment No. 3 Effective Date in the following subsidiaries to Nalco Universal Holdings B.V. (“NUH”), a Dutch holding company: (A) Nalco Gulf Limited; (B) Nalco Taiwan Co., Ltd.; (C) Nalco Hellas, S.A. (Greece); (D) Nalco Hong Kong Limited; (E) Nalco Industrial Services (Thailand) Co., Ltd.; (F) Nalco Anadolu Kimya Sanayii Ve Ticaret A.S. (Turkey); (G) Ondeo Nalco India Limited; (H) Nalco Industrial Services (Su Zhou) Co., Ltd.; (I) Nalco Zao (Russia); and (J) Ondeo Nalco Saudi Co., Ltd.; and

(ii)   the U.S. Borrower and Nalco Worldwide Holdings L.L.C. (“NWWH”) contributing (directly or indirectly) all of the Equity Interests owned by them on the Amendment No. 5 Effective Date in the following subsidiaries to NUH: (A) Deryshares B.V.; (B) Nalco Polska Sp. z o.o.; (C) Nalco Egypt, Ltd.; (D) Nalco Hungary K.F.T.; (E) Nalco Holding S.L.; (F) Nalco Czechia SRO; (G) Nalco Philippines, Inc.; (H) Nalco Industrial Services Malaysia Sdn Bhd; (I) Nalco Pakistan Ltd.; (J) Nalco Energy Services Nigeria Ltd.; (K) Nalco Energy Services Equatorial Guinea L.L.C.; (L) Nalfloc Limited; (M) ONES West Africa L.L.C.; (N) Nalco Energy Services Middle East Holdings, Inc.; (O) Nalco ZAO (Russia), (P) Nalco Hellas, S.A. (Greece); (Q) Nalco Hong Kong Limited; Nalco Industrial Services (Thailand) Co., Ltd; and (R) Nalco Anadolu Kimya Sanayii Ve Ticaret A.S. (Turkey); and the U.S. Borrower shall be permitted to effect the contribution described in the foregoing clause (E) by first contributing such Equity Interests to a newly formed Delaware limited liability company (“Newco LLC”) and then contributing all of the Equity Interest in Newco LLC to NUH; and

(iii) Nalco Global Holdings LLC and Nalco International Holdings LLC contributing (directly or indirectly) all of the Equity Interests owned by them on the Amendment No. 5 Effective Date in Nalco Industrial Services (Thailand) Co. Ltd and Nalco Anadolu Kimya Sanayii Ve Ticaret A.S. (Turkey) to NUH.”

(c) Section 6.04 of the Credit Agreement is hereby amended by adding the following new clauses (w) and (x):

“(w)       Investments by NUH in the Equity Interests of NWWH resulting directly from the transfer by the U.S. Borrower of all of the Equity Interests that it owns in NWWH on the Amendment No. 5 Effective Date to NUH on or about the Amendment No. 5 Effective Date; provided that such Investment shall be permitted only after the transaction contemplated Section 6.04(x) has been consummated; and

(x)         Investments by the U.S. Borrower in the Equity Interests of NDC L.L.C. (“NDC”) resulting directly from the transfer by NWWH of all of the Equity Interests that it owns in NDC on the Amendment no. 5 Effective Date to the U.S. Borrower.”

(d)         Section 6.08(a)(i) of the Credit Agreement is hereby amended by the addition of the following text to the end of such Section (but before the final “, or”): “(it being understood that to the extent any Loan Party becomes a lessor pursuant to a Sale-and Leaseback Transaction that complies with Section 6.03, acting in such capacity shall be deemed to be within the meaning of the phrase “incidental or related”)”.

(e)          Section 6.01(u) of the Credit Agreement is hereby amended to read in its entirety as follows:

“(u)        Indebtedness of Foreign Subsidiaries for working capital, fixed asset or other investment purposes in an aggregate amount not to exceed $75 million outstanding at any time; provided that an aggregate amount of up to $75 million of such Indebtedness of Foreign Subsidiaries may be secured by a Lien on the Collateral under the Security Documents so long as the lender of such Indebtedness is at the time of incurrence a Lender or an Affiliate of a Lender; provided further that the U.S. Borrower shall deliver to the Administrative Agent a Schedule 6.01(u) to the Credit Agreement that identifies the amount of such Indebtedness and designates such Indebtedness as Indebtedness which shall be secured by a Lien on the Collateral together with a copy of the document governing such Indebtedness.”

(f)

To emphasize the original intent of the parties, the proviso to Section 6.04(b)(iii) of the Credit Agreement is hereby amended to read in its entirety as follows: “provided that the sum of (A) Investments (valued at the time of the making thereof and without giving effect to any write-downs or write-offs thereof) after the Closing Date by the Loan Parties pursuant to clause (i) in Subsidiaries that are not Domestic Subsidiary Loan Parties, plus (B) intercompany loans from the Loan Parties after the Closing Date to Subsidiaries that are not Domestic Subsidiary Loan Parties pursuant to clause (ii), plus (C) Guarantees by the Loan Parties after the Closing Date of Indebtedness of Subsidiaries that are not Domestic Subsidiary Loan Parties pursuant to clause (iii), shall not exceed an aggregate amount equal to (x) $175.0 million (plus any return of capital actually received by the respective investors in respect of investments theretofore made by them pursuant to this paragraph b(i)), plus (y) the portion, if any, of the Available Investment Basket Amount on the date of such election that Holdings elects to apply to this Section 6.04(b)”.

(g)         Section 6.06 of the Credit Agreement is hereby amended by deleting the word “and” from the end of clause (d), replacing the “.” at the end of clause (e) with “; and” and adding the following clauses (f), (g), (h) and (i):

“(f)        So long as no default, or Event of Default, has occurred and is continuing or would result therefrom and Holdings and the Subsidiaries shall be in compliance on a Pro Forma Basis after giving effect to such dividend or distribution with the covenants contained in Section 6.11 and 6.12, Holdings may declare and pay dividends or other distributions to holders of its Equity Interests in an aggregate amount not to exceed the Cumulative Restricted Payment Amount, and the U.S. Borrower may distribute equal amounts to Holdings for such purpose;

(g)         So long as no default, or Event of Default, has occurred and is continuing or would result therefrom and Holdings and the Subsidiaries shall be in compliance on a Pro Forma Basis after giving effect to such dividend or distribution with the covenants contained in Section 6.11 and 6.12, Holdings may declare and pay dividends on Holdings’ common stock (or the payment of dividends to any direct or indirect parent of Holdings, to fund the payment by any such direct or indirect parent of dividends on such entity’s common stock) of up to 6.0% per annum of the net proceeds received by Holdings from any public offering of common stock or contributed to Holdings by any direct or indirect parent of Holdings from any public offering of common stock; and the U.S. Borrower may distribute equal amounts to Holdings for such purpose;

(h)         So long as no default, or Event of Default, has occurred and is continuing or would result therefrom and Holdings and the Subsidiaries shall be in compliance on a Pro Forma Basis after giving effect to such dividend or distribution with the covenants contained in Section 6.11 and 6.12, Holdings may declare and pay additional dividends or other distributions to holders of its Equity Interests in an aggregate amount not to exceed $50.0 million, and the U.S. Borrower may distribute equal amounts to Holdings for such purpose; and

(i)        Holdings may make any dividend or distribution within 60 days after the declaration thereof if, at the date of declaration, such payment would have complied with this Section 6.06 (it being understood that any such dividend shall be applied against the applicable clause pursuant to which it would have been permitted for purposes of calculating future availability thereunder).

(h)         Effective as of the Amendment No. 5 Effective Date, (w) NWWH is hereby released from its Guarantee and its obligations thereunder are hereby terminated; (x) the Liens on and security interests in the assets and properties of NWWH created by or existing pursuant to the Security Documents (and any other Loan Documents) are hereby released; (y) the Liens on and security interests in the Equity Interests of NWWH created by or existing pursuant to the Security Documents (and any other Loan Documents) are hereby released; and (z) NWWH shall no longer be a Loan Party.

Section 2. Agreements of the Loan Parties

(a) Holdings and U.S. Borrower hereby acknowledge that, after giving effect to the transactions contemplated by Section 1 above, Newco LLC will be a Domestic Subsidiary Loan Party. Holdings and U.S. Borrower agree to cause Newco LLC to fulfill the requirements of clause (e) of the Collateral and Guarantee Requirement not later than the Amendment No. 5 Effective Date.

Section 3. Conditions Precedent to the Effectiveness of this Amendment

This Amendment shall become effective as of the date first written above when, and only when, each of the following conditions precedent shall have been satisfied or waived (the “Amendment No. 5 Effective Date”) by the Administrative Agent:

(a) Executed Counterparts. The Administrative Agent shall have received this Amendment, duly executed by Holdings, the U.S. Borrower, the Administrative Agent and the Required Lenders;

(b) Collateral and Guarantee Requirement. Holdings and U.S. Borrower shall have caused Newco LLC to fulfill the Collateral and Guarantee Requirement as set forth in Section 2 above.

(c) Corporate and Other Proceedings. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in all respects to the Administrative Agent; and

(d) No Default or Event of Default. After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

(e) Fees. U.S. Borrower shall have paid all reasonable out-of-pocket costs and expenses of the Administrative Agent pursuant to Section 5 below and Section 9.05 of the Credit Agreement, to the extent so demanded by the Administrative Agent on or prior to the date hereof (without limitation or prejudice to the right of the Administrative Agent to make any future demand).

Section 4. Representations and Warranties

On and as of the Amendment No. 5 Effective Date, after giving effect to this Amendment, the U.S. Borrower hereby represents and warrants to the Administrative Agent and each Lender as follows:

(a) this Amendment has been duly authorized, executed and delivered by the U.S. Borrower and Holdings and constitutes the legal, valid and binding obligations of the U.S. Borrower and Holdings enforceable against the U.S. Borrower and Holdings in accordance with its terms and the Credit Agreement as amended by this Amendment and constitutes the legal, valid and binding obligation of the U.S. Borrower and Holdings enforceable against the U.S. Borrower and Holdings in accordance with its terms;

(b) each of the representations and warranties contained in Article III (Representations and Warranties) of the Credit Agreement and each other Loan Document is true and correct in all material respects on and as of the Amendment No. 5 Effective Date, as if made on and as of such date and except to the extent that such representations and warranties specifically relate to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such specific date; provided, however, that references therein to the “Credit Agreement” shall be deemed to refer to the Credit Agreement as amended hereby and after giving effect to the consents and waivers set forth herein; and

(c) no Default or Event of Default has occurred and is continuing (except for those that are waived).

Section 5. Fees and Expenses

The U.S. Borrower and each other Loan Party agrees to pay on demand in accordance with the terms of Section 9.05 (Costs and Expenses) of the Credit Agreement all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto).

Section 6. Reference to the Effect on the Loan Documents

(a) As of the Amendment No. 5 Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder”, “thereof” and words of like import), shall mean and be a reference to the Credit Agreement, as amended hereby, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument. Each of the table of contents and lists of Exhibits and Schedules of the Credit Agreement shall be amended to reflect the changes made in this Amendment as of the Amendment No. 5 Effective Date.

(b) Except as expressly amended hereby or specifically waived above, all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders, the U.S. Borrower, Lead Arranger or the Administrative Agent under any of the Loan Documents, nor constitute a waiver or amendment of any other provision of any of the Loan Documents or for any purpose except as expressly set forth herein.

(d) This Amendment is a Loan Document.

Section 7. Execution in Counterparts

This Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 8. Governing Law

This Amendment shall be governed by and construed in accordance with the law of the State of New York.

Section 9. Section Titles

The section titles contained in this Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto, except when used to reference a section. Any reference to the number of a clause, sub-clause or subsection of any Loan Document immediately followed by a reference in parenthesis to the title of the section of such Loan Document containing such clause, sub-clause or subsection is a reference to such clause, sub-clause or subsection and not to the entire section; provided, however, that, in case of direct conflict between the reference to the title and the reference to the number of such section, the reference to the title shall govern absent manifest error. If any reference to the number of a section (but not to any clause, sub-clause or subsection thereof) of any Loan Document is followed immediately by a reference in parenthesis to the title of a section of any Loan Document, the title reference shall govern in case of direct conflict absent manifest error.

Section 10. Notices

All communications and notices hereunder shall be given as provided in the Credit Agreement.

Section 11. Severability

The fact that any term or provision of this Agreement is held invalid, illegal or unenforceable as to any person in any situation in any jurisdiction shall not affect the validity, enforceability or legality of the remaining terms or provisions hereof or the validity, enforceability or legality of such offending term or provision in any other situation or jurisdiction or as applied to any person.

Section 12. Successors

The terms of this Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

Section 13. Waiver of Jury Trial

EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers and general partners thereunto duly authorized, as of the date first written above.

NALCO HOLDINGS LLC
By:	/S/ Bradley J. Bell
Name: Bradley J. Bell
Title: Executive Vice President

NALCO COMPANY, as the U.S. Borrower
By:	/S/ Bradley J. Bell
Name: Bradley J. Bell
Title: Executive Vice President

Nalco Company Credit Agreement

Amendment No. 5

CITICORP NORTH AMERICA, INC., as Administrative Agent and Lender
By:	/S/ Daniel Gouger
Name: Daniel Gouger
Title: Vice President

Nalco Company Credit Agreement

Amendment No. 5